UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 6, 2004
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement.

On December 6, 2004, Arch Reinsurance Ltd. (“ARL”), a subsidiary of Arch Capital Group Ltd. (“ACGL”), signed an Amendment Agreement relating to a Letter of Credit and Reimbursement Agreement, dated as of November 25, 2003, with Barclays PLC, as lender (“Barclays”), as amended and restated on August 19, 2004 to add Arch Insurance Company (“AIC”) as an obligor and as further amended on November 24, 2004 (the “Amendment Letter”) to remove AIC as an obligor and increase the maximum face of amount of letters of credit available for issuance thereunder from $50 million to $60 million (as amended, the “Agreement”).  The Amendment Letter and the Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

The Agreement increases the maximum face amount of letters available for issuance to $175 million.  The Agreement is a secured letter of credit facility, with fees payable to Barclays based on outstanding commitments under the facility.  The Agreement provides that ARL may request that Barclays issue or renew (1) letters of credit having an expiration date of up to five years from the date of issue during the period ending December 31, 2005 and (2) letters of credit, subject to a maximum face amount of $25 million, having an expiration date of 364 days from the date of issue during the period ending 364 days prior to December 31, 2008.

The Agreement also contains customary covenants which limit our ability to dispose of material assets, incur liens or indebtedness under certain circumstances.  Most of these restrictions are subject to certain minimum thresholds and exceptions.  The Agreement also contains certain affirmative covenants which provide, among other things, that ARL maintain certain financial strength ratings.  In addition, the Agreement provides that the obligations of ARL may be accelerated upon the occurrence and continuation of certain events of default.  Such events include (subject to certain materiality thresholds and grace periods) payment defaults, covenant defaults, failure by ACGL to maintain minimum levels of net worth and maximum leverage ratios, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, cross-defaults under other agreements and other customary defaults.

Barclays is also a lender under a separate credit agreement, dated as of September 16, 2004, by and among ACGL, various subsidiaries of ACGL designated as borrowers and the other lenders named therein.

ITEM 2.03                                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in the first three paragraphs of Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01.                                    Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Amendment Letter, dated as of November 24, 2004, from Arch Reinsurance Ltd. and Arch Insurance Company, as obligors, and confirmed by Barclays Bank PLC, as lender
10.2

Amendment Agreement, dated as of December 6, 2004, relating to a Letter of Credit and Reimbursement Agreement, dated as of November 25, 2003, as amended and restated on August 19, 2004 and as further amended on November 24, 2004, by and among Arch Reinsurance Ltd., as obligor and Barclays PLC, as lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: December 9, 2004	By:	/s/ John D. Vollaro
Name: John D. Vollaro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Amendment Letter, dated as of November 24, 2004, from Arch Reinsurance Ltd. and Arch Insurance Company, as obligors, and confirmed by Barclays Bank PLC, as lender
10.2

Amendment Agreement, dated as of December 6, 2004, relating to a Letter of Credit and Reimbursement Agreement, dated as of November 25, 2003, as amended and restated on August 19, 2004 and as further amended on November 24, 2004, by and among Arch Reinsurance Ltd., as obligor and Barclays PLC, as lender